                                                                                                Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-4, No. 33-146882) and related Prospectus of Summit Financial Group, Inc. for the registration of 712,809 shares of its common stock and to the incorporation by reference therein of our reports dated September 25, 2007, with respect to the consolidated financial statements of Summit Financial Group, Inc., Summit Financial Group, Inc. management’s assessment of the effectiveness of internal control over financial reporting (as restated), and the effectiveness of internal control over financial reporting of Summit Financial Group, Inc., included in its Amended Annual Report (Form 10-K) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

                                                         ARNETT & FOSTER, P.L.L.C.

Charleston, West Virginia
February 8, 2008